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                                                                      Exhibit 21





                         Subsidiaries of the Registrant



Name                                 Fed. E.I. #                   Percent Owned
----                                 -----------                   -------------


SAI Distributors,  Inc.               65-0049546                         100%

SA Acquisition Sub,  Inc.            (Applied For)                       100%